                                EXHIBIT "10.3"
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                             CONSULTING AGREEMENT
                             --------------------

This Consulting Agreement (the "Agreement"), effective as of January 5, 1996 is entered into by and between AGRIBIOTECH, INC., a Nevada corporation (herein referred to as the "Company") and LIVIAKIS FINANCIAL COMMUNICATIONS, INC., a California corporation (herein referred to as the "Consultant").

                                   RECITALS
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     WHEREAS, Company is a publicly held corporation with its common stock traded on the NASDAQ; and

     WHEREAS, Consultant has experience in the area of corporate finance, investor communications and financial and investor public relations; and

     WHEREAS, Company desires to engage the services of Consultant to assist and consult to the Company in matters concerning corporate finance and to represent the company in investors' communications and public relations with existing shareholders and brokers, dealers and other investment professionals as to the Company's current and proposed activities;

     NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   Term of Consultancy.  Company hereby agrees to retain the Consultant to act
     -------------------
in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company, for a term of eighteen (18) months commencing on January 5, 1996 and ending on July 4, 1997.

2.   Duties of Consultant.  The Consultant agrees to provide the following
     --------------------
specified consulting services through it's officers and employees during the term specified in Section 1.:

     (a) Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;
     (b)  Introduce the Company to the financial community;
     (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;
     (d) Assist and advise the Company with respect to its (i) corporate finance activities, (ii) stockholder and investor relations, (iii) relations with brokers, dealers, analysts and other investment professionals, and (iv) financial public relations generally;

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     (e)  Perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing or reviewing press releases, reports and other communications with or to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;
     (f) Disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investment public;
     (g) Conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment community professionals and the general investment public;
     (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof;
     (i) Otherwise perform as the Company's financial relations and public relations consultant; and,
     (j) Make public communications and disclosures regarding the Company only within the scope of the authorizations conferred by the Company and not make any such communications or disclosures of information not provided or authorized by the Company.

     3.  Allocation of Time and Energies.  The Consultant hereby promises to
         -------------------------------
perform and discharge well and faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth hereinabove in a diligent and professional manner. At the request of the Company, the Consultant will inform the Company of its specific activities concerning the Company. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur upon and shortly after, and in any event, within four or five months of the effectiveness of this Agreement.

     4.  Remuneration.  As full and complete compensation for services described
         ------------
in this Agreement, the Company shall compensate Consultant as follows:

4.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus" payable in the form of 2,000,000 options (the "Options") entitling the Consultant the right to purchase shares of the Company's Common Stock. The form and content of the Option

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     agreement will be acceptable to both the Company and the Consultant. Among other things, the Options will contain the following terms and conditions:

          1. the Options will be excercisable at a price of One Dollar and Eight One Cents ($1.81);

          2. the Options will be excercisable at any time for a five year period;

          3.   the Options will contain no call and/or redemption provisions;

          4. the shares of common stock issuable upon the exercise of the Options will be included in the next appropriate registration done by the Company, which shall be no later than January 31, 1997. All registration costs shall be borne solely by the Company.

        This Commencement Bonus shall be issued to the Consultant promptly following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The 2,000,000 Options issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to represent the Company and are a nonrefundable, non-apportionable, and non-ratable retainer; such Options are not a prepayment for future services. 1,500,000 of the Options issued pursuant to this Agreement shall be evidenced by an option agreement(s) issued in the name of Liviakis Financial Communications, Inc. and 500,000 of the Options issued pursuant to this Agreement shall be evidenced by an option agreement(s) issued in the name of Robert B. Prag ("Prag").

4.2 Consultant and Prag (hereinafter referred to as "Consultants") acknowledges that both the Options and the shares issuable upon the exercise of the Options to be issued pursuant to this Agreement (the "Shares") have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Options and the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act.

4.3 In connection with the acquisition of Options hereunder, the Consultants represent and warrants to the Company as follows:

     (a) Consultants acknowledge that the Consultants have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultants have requested.

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

     (b) Consultants' investment in restricted securities is reasonable in relation to the Consultants' net worth, which is in excess of ten (10) times the Consultants' cost basis in the Shares. Consultants have had experience in investments in restricted and publicly traded securities, and Consultants have had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultants acknowledges that an investment in the Warrants is speculative and involves the risk of loss. Consultants have the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultants can afford the risk of loss of his entire investment in the Options.

        Consultants are (i) accredited investors, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102(f)(2) of the California Corporate Securities Law of 1968, as amended.

     (c) Consultants are acquiring the Options for the Consultants' own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5.   Expenses.  Consultant agrees to pay for all its expenses (phone, mailing,
     --------
labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

6.   Indemnification.  The Company warrants and represents that all oral
     ---------------
communications, written documents or materials, other than those designated by the Company to the Consultant as "confidential" or "Company private", furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials not designated by the Company to the Consultant as "confidential" or "Company private", excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. To the extent feasible, the Company agrees to make Consultant an additional insured on any and all commercial liability and directors and officers liability insurance policies and to provide Consultant with current Certificates of Insurance reflecting the same.

7.   Representations.  Consultant represents that he is not required to maintain
     ---------------
any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of his knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of his knowledge, Consultant is not the subject of any investigation, claim, decree or judgment

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

involving any violation of the SEC or securities laws. Consultant further acknowledges that he is not a securities Broker Dealer or a registered investment advisor.

8.   Legal Representation. The Company acknowledges that it has been
     --------------------
represented by independent legal counsel in the preparation of this Agreement. Consultant represents that he has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

9.   Status as Independent Contractor. Consultant's engagement pursuant to this
     --------------------------------
Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company or the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10.  Attorney's Fee. If any legal action or any arbitration or other proceeding
     --------------
is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11.  Waiver. The waiver by either party of a breach of any provision of this
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Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.


12.  Notices. All notices, requests, and other communications hereunder shall be
     -------
deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

   To the Company:       Dr. Johnny R. Thomas
                         President & CEO
                         AgriBiotech, Inc.
                         Quail Park West
                         2700 Sunset Road; #25
                         Las Vegas, NV 89120

   To the Consultant:    Liviakis Financial Communications, Inc.
                         John M. Liviakis, President
                         2118 "P" Street; Suite C
                         Sacramento, California 95816

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     It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

13.  Choice of Law, Jurisdiction and Venue. This Agreement shall be governed
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by, construed and enforced in accordance with the laws of the State of
California. The parties agree that Sacramento County, CA. will be the venue of any dispute and will have jurisdiction over all parties.

14.  Arbitration. Any controversy or claim arising out of or relating to this
     -----------
Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction thereof. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05. and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

15.  Third Party Fees. Consultant will not accept from any third parties any
     ----------------
fees or other remuneration related to services to be performed under this Agreement, except with the prior written consent of the Company.

16.  Complete Agreement. This Agreement instrument contains the entire agreement
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of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

"Company"                     AGRIBIOTECH, INC.



Date: 1/5/96                  By: /s/ Johnny R. Thomas
      ------                      ---------------------
                                   Dr. Johnny R. Thomas
                                   President & CEO


"Consultant"                  LIVIAKIS FINANCIAL COMMUNICATIONS, INC.



Date: 1/5/96                  By: /s/ John M. Liviakis   /s/ Robert B. Prag
      ------                      --------------------   --------------------
                                   John M. Liviakis        Robert B. Prag
                                   President               Sr. Vice President

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